Exhibit 5.1
February 23, 2006
Securities and Exchange Commission
100 F. Street
Washington, D.C. 20549
     Re: Magellan Petroleum Corporation
     We have acted as counsel for Magellan Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the registration by the Company (the “Registration”) of 1,044,687 shares (the “Shares”) of the Company’s common stock, par value $.01 per share, as described in the Company’s Registration Statement filed on February 23, 2006 on Form S-4 under the Securities Act of 1933, as amended (the “Registration Statement”).
     In connection with the following opinion, we have reviewed the Registration Statement and the Company’s prior Registration Statement on Form S-4 (File No. 333-139329), which was declared effective by the Securities and Exchange Commission on January 26, 2006 (the “Prior Registration Statement”) and are familiar with the action taken by the Company to date with respect to the approval and authorization of each of the Prior Registration Statement and the Registration Statement.
     We have examined originals, or copies, certified or otherwise authenticated to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinion hereinafter expressed. We are furnishing this opinion in connection with the filing of the Registration Statement.
     Based upon the foregoing, we are of the opinion that, upon the effectiveness of the Registration Statement, the shares of Common Stock proposed to be registered by the Company under the Registration Statement will be, when sold, validly issued, fully paid and non-assessable.
     We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus/proxy statement included in the Prior Registration Statement, which is incorporated by reference into the Registration Statement.

Very truly yours, MURTHA CULLINA LLP
	By:	/s/ Edward B. Whittemore
Edward B. Whittemore,
cc: Daniel J. Samela		A Partner of the firm